UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2015
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On April 9, 2015, Talon First Trust, LLC (“Talon First Trust”), a Delaware limited liability company and wholly owned subsidiary of Talon Real Estate Holding Corp. (the “Company”), entered into an agreement to lease approximately 141,109 square feet of office space occupying four floors in the First Trust Center building in St. Paul, Minnesota to Green Tree Servicing LLC (“Green Tree”).  The First Trust Center building has approximately 656,875 rentable square feet.

The term of the lease commences on January 1, 2016 and expires on December 31, 2027.  Green Tree has a one-time right to terminate the lease at the ten year anniversary of the commencement date, provided appropriate notice is given one year in advance of the effective date and upon payment of certain termination fees.  Green Tree will also be responsible for a proportionate share of building operating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: April 17, 2015	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

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